                                     BYLAWS

                                       OF

                             ROSS TECHNOLOGY, INC.





                                 AMENDED AS OF
                                  JULY 7, 1997

                                EFFECTIVE AS OF
                                AUGUST 11, 1997

                               TABLE OF CONTENTS

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
ARTICLE I        CORPORATE OFFICES . . . . . . . . . . . . . . . . . . . . . . . .    1

        1.1      REGISTERED OFFICE . . . . . . . . . . . . . . . . . . . . . . . .    1

        1.2      OTHER OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II       MEETINGS OF STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . .    1

        2.1      PLACE OF MEETINGS . . . . . . . . . . . . . . . . . . . . . . . .    1

        2.2      ANNUAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . .    1

        2.3      SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . .    2

        2.4      NOTICE OF STOCKHOLDERS' MEETINGS  . . . . . . . . . . . . . . . .    2

        2.5      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE  . . . . . . . . . .    2

        2.6      QUORUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

        2.7      ADJOURNED MEETING; NOTICE . . . . . . . . . . . . . . . . . . . .    3

        2.8      VOTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

        2.9      WAIVER OF NOTICE  . . . . . . . . . . . . . . . . . . . . . . . .    4

        2.10     STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING . . . . .    4

        2.11     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS . . .    5

        2.12     PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

        2.13     LIST OF STOCKHOLDERS ENTITLED TO VOTE . . . . . . . . . . . . . .    6

        2.14     BUSINESS CONDUCTED AT, AND STOCKHOLDER PROPOSALS FOR, MEETINGS
                 OF THE STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE III      DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

        3.1      POWERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

        3.2      NUMBER OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . .    8





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
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        3.3      ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS . . . . .    8

        3.4      RESIGNATION AND VACANCIES . . . . . . . . . . . . . . . . . . . .    8

        3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE  . . . . . . . . . . . .    9

        3.6      FIRST MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . .    9

        3.7      REGULAR MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . .    9

        3.8      SPECIAL MEETINGS; NOTICE  . . . . . . . . . . . . . . . . . . . .   10

        3.9      QUORUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

        3.10     WAIVER OF NOTICE  . . . . . . . . . . . . . . . . . . . . . . . .   10

        3.11     ADJOURNED MEETING; NOTICE . . . . . . . . . . . . . . . . . . . .   11

        3.12     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING . . . . . . . .   11

        3.13     FEES AND COMPENSATION OF DIRECTORS  . . . . . . . . . . . . . . .   11

        3.14     APPROVAL OF LOANS TO OFFICERS . . . . . . . . . . . . . . . . . .   11

        3.15     REMOVAL OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE IV       COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

        4.1      COMMITTEES OF DIRECTORS . . . . . . . . . . . . . . . . . . . . .   12

        4.2      COMMITTEE MINUTES . . . . . . . . . . . . . . . . . . . . . . . .   13

        4.3      MEETINGS AND ACTION OF COMMITTEES . . . . . . . . . . . . . . . .   13

ARTICLE V        OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

        5.1      OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

        5.2      ELECTION OF OFFICERS  . . . . . . . . . . . . . . . . . . . . . .   13

        5.3      SUBORDINATE OFFICERS  . . . . . . . . . . . . . . . . . . . . . .   14

        5.4      REMOVAL AND RESIGNATION OF OFFICERS . . . . . . . . . . . . . . .   14

        5.5      VACANCIES IN OFFICES  . . . . . . . . . . . . . . . . . . . . . .   14

        5.6      CHAIRMAN OF THE BOARD . . . . . . . . . . . . . . . . . . . . . .   14

        5.7      PRESIDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14





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
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        5.8      VICE PRESIDENT  . . . . . . . . . . . . . . . . . . . . . . . . .   15

        5.9      SECRETARY . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

        5.10     CONTROLLER  . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

        5.11     ASSISTANT SECRETARY . . . . . . . . . . . . . . . . . . . . . . .   16

        5.12     ASSISTANT CONTROLLER  . . . . . . . . . . . . . . . . . . . . . .   16

        5.13     AUTHORITY AND DUTIES OF OFFICERS  . . . . . . . . . . . . . . . .   16

ARTICLE VI       INDEMNITY AND DIRECTORS' LIABILITY  . . . . . . . . . . . . . . .   17

        6.1      INDEMNIFICATION OF DIRECTORS AND OFFICERS . . . . . . . . . . . .   17

        6.2      RIGHT OF CLAIMANT TO BRING SUIT   . . . . . . . . . . . . . . . .   17

        6.3      NON-EXCLUSIVITY OF RIGHTS   . . . . . . . . . . . . . . . . . . .   18

        6.4      DIRECTORS' LIABILITY  . . . . . . . . . . . . . . . . . . . . . .   18

        6.5      INDEMNIFICATION OF OTHERS . . . . . . . . . . . . . . . . . . . .   19

        6.6      INSURANCE AND TRUST FUND  . . . . . . . . . . . . . . . . . . . .   19

ARTICLE VII      RECORDS AND REPORTS . . . . . . . . . . . . . . . . . . . . . . .   20

        7.1      MAINTENANCE AND INSPECTION OF RECORDS . . . . . . . . . . . . . .   20

        7.2      INSPECTION BY DIRECTORS . . . . . . . . . . . . . . . . . . . . .   20

        7.3      ANNUAL STATEMENT TO STOCKHOLDERS  . . . . . . . . . . . . . . . .   21

        7.4      REPRESENTATION OF SHARES OF OTHER CORPORATIONS  . . . . . . . . .   21

ARTICLE VIII     GENERAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . .   21

        8.1      CHECKS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

        8.2      EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS  . . . . . . . .   21

        8.3      STOCK CERTIFICATES; PARTLY PAID SHARES  . . . . . . . . . . . . .   22

        8.4      SPECIAL DESIGNATION ON CERTIFICATES . . . . . . . . . . . . . . .   22

        8.5      LOST CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . .   23





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
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        8.6      CONSTRUCTION; DEFINITIONS . . . . . . . . . . . . . . . . . . . .   23

        8.7      DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

        8.8      FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

        8.9      SEAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

        8.10     TRANSFER OF STOCK . . . . . . . . . . . . . . . . . . . . . . . .   24

        8.11     STOCK TRANSFER AGREEMENTS . . . . . . . . . . . . . . . . . . . .   24

        8.12     REGISTERED STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE IX       AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE X        DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE XI       CUSTODIAN . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

        11.1     APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES . . . . . . . . . . .   26

        11.2     DUTIES OF CUSTODIAN . . . . . . . . . . . . . . . . . . . . . . .   26

                                                                   Amended as of
                                                                    July 7, 1997

                                                                 Effective as of
                                                                 August 11, 1997

                                     BYLAWS

                                       OF

                             ROSS TECHNOLOGY, INC.


                                   ARTICLE I

                               CORPORATE OFFICES


         1.1     REGISTERED OFFICE

         The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is the Corporation Trust Company.

         1.2     OTHER OFFICES

         The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1     PLACE OF MEETINGS

         Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

         2.2     ANNUAL MEETING

         The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the second Tuesday of August in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.

         2.3     SPECIAL MEETING

         A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at that meeting.

         If a special meeting is called by any person or persons other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five
(35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

         2.4     NOTICE OF STOCKHOLDERS' MEETINGS

         All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         2.5     MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         2.6     QUORUM

         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         2.7     ADJOURNED MEETING; NOTICE

         When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.8     VOTING

         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law ("DGCL") (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

         Except as provided in the following paragraph or as may be otherwise provided in the certificate of incorporation, each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting. Except as provided below, all elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the certificate of incorporation, all other matters shall be determined by a majority of the votes cast.

                 All voting, including on the election of directors but excepting where otherwise provided herein or required by law or the certificate of incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder's proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

         2.9     WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the DGCL or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

         2.10    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

         2.11    RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If the board of directors does not so fix a record date:

                 (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                 (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

                 (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         2.12    PROXIES

         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the DGCL.

         2.13    LIST OF STOCKHOLDERS ENTITLED TO VOTE

         The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         2.14 BUSINESS CONDUCTED AT, AND STOCKHOLDER PROPOSALS FOR, MEETINGS OF THE STOCKHOLDERS

                 (a) At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a stockholders' annual or special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors;
(ii) otherwise properly brought before the meeting by or at the direction of the board of directors; or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, for business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely with respect to an annual meeting, a stockholder's notice must be received at the principal executive office of the corporation not less than sixty (60) days nor more than one hundred twenty (120) days prior to the date of such annual meeting; provided, however, that in event that the first public disclosure (whether by mailing of a notice to stockholders or to an exchange on which the stock of the corporation is listed, by press release or otherwise) of the date of the annual meeting is made less than seventy (70) days prior to the date of the meeting, notice by the stockholder will be timely received not later than the close of business on the tenth (10th) day following the day on which such public disclosure was first made. To be timely with respect to a special meeting, a stockholder's notice must be received at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the day on which the first public disclosure (whether by mailing of a notice to stockholders or to an exchange on which the stock of the corporation is listed, by press release or otherwise) of the date of the special meeting is made.

                 (b) A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual or special meeting: (i) a reasonably detailed description of any proposal to be made at such meeting; (ii) the name and address, as they appear on the corporation's stock register, of the stockholder proposing such business; (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) such other information relating to the stockholder or the proposal as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special stockholders' meeting except in accordance with the procedures set forth in this Section 2.14; provided, however, that nothing in this Section 2.14 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual or special meeting in accordance with said procedures. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.14, and if he should so determine, any such business not properly brought before the meeting shall not be transacted.


                                  ARTICLE III

                                   DIRECTORS

         3.1     POWERS

         Subject to the provisions of the DGCL and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         3.2     NUMBER OF DIRECTORS

         The number of directors of the corporation shall be not less than three (3) nor more than nine (9). The exact number of directors shall be eight
(8) until changed, within the limits specified above, by a bylaw amending this
Section 3.2, duly adopted by the board of directors or by the stockholders.
The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the certificate of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote.

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.3     ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

         Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

         3.4     RESIGNATION AND VACANCIES

         Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

         Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

         If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

         3.5     PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

         Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6     FIRST MEETINGS

         The first meeting of each newly-elected board of directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting need be given to the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present.

         3.7     REGULAR MEETINGS

         Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         3.8     SPECIAL MEETINGS; NOTICE

         Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least ten (10) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telegram or facsimile, it shall be so delivered at least forty-eight (48) hours before the time of the holding of the meeting.
Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

         3.9     QUORUM

         At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.10    WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the DGCL or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

         3.11    ADJOURNED MEETING; NOTICE

         If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.12    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

         3.13    FEES AND COMPENSATION OF DIRECTORS

         Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or any committee thereof and a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for serving on any such committee and for attending committee meetings.

         3.14    APPROVAL OF LOANS TO OFFICERS

         The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

         3.15    REMOVAL OF DIRECTORS

         Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.


                                   ARTICLE IV

                                   COMMITTEES

         4.1     COMMITTEES OF DIRECTORS

         The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the DGCL, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the DGCL, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

         4.2     COMMITTEE MINUTES

         Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         4.3     MEETINGS AND ACTION OF COMMITTEES

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws,
Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum),
Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                   ARTICLE V

                                    OFFICERS

         5.1     OFFICERS

         The officers of the corporation shall be a president, one or more vice presidents, a secretary, and a controller. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more assistant vice presidents, assistant secretaries, assistant controllers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

         5.2     ELECTION OF OFFICERS

         The officers of the corporation, except such officers as may be appointed in accordance with the provisions of

Section 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

         5.3     SUBORDINATE OFFICERS

         The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

         5.4     REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.5     VACANCIES IN OFFICES

         Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         5.6     CHAIRMAN OF THE BOARD

         The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these bylaws.

         5.7     PRESIDENT

         Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

         5.8     VICE PRESIDENT

         In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

         5.9     SECRETARY

         The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

         5.10    CONTROLLER

         The controller shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The controller shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

         5.11    ASSISTANT SECRETARY

         The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

         5.12    ASSISTANT CONTROLLER

         The assistant controller, or, if there is more than one, the assistant controllers, in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the controller or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the controller and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

         5.13    AUTHORITY AND DUTIES OF OFFICERS

         In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.


                                   ARTICLE VI

                       INDEMNITY AND DIRECTORS' LIABILITY

         6.1     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Provisions regarding the indemnification of the corporation's officers, directors and employees also are contained in the corporation's certificate of incorporation. The corporation shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. Such director or officer shall have the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this Section or otherwise.

         6.2  RIGHT OF CLAIMANT TO BRING SUIT

         If a claim under Section 6.1 is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (or of its full board of directors, its directors who are not parties to the proceeding with respect to which indemnification is claimed, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by any such person or persons that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

         6.3  NON-EXCLUSIVITY OF RIGHTS

         The rights conferred by this Article shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in the corporation's certificate of incorporation or in these bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise.

         6.4  DIRECTORS' LIABILITY

          No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

         6.5     INDEMNIFICATION OF OTHERS

         The corporation shall have the power, to the extent and in the manner permitted by the DGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this
Section 6.5, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         6.6  INSURANCE AND TRUST FUND

         In furtherance and not in limitation of the powers conferred by statute:

                          (a)     the corporation may purchase and maintain
insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of law; and

                          (b)     the corporation may create a trust fund,
grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

                                  ARTICLE VII

                              RECORDS AND REPORTS

         7.1     MAINTENANCE AND INSPECTION OF RECORDS

         The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

         The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         7.2     INSPECTION BY DIRECTORS

         Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The

Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

         7.3     ANNUAL STATEMENT TO STOCKHOLDERS

         The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         7.4     REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.


                                  ARTICLE VIII

                                GENERAL MATTERS

         8.1     CHECKS

         From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.2     EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

         The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to





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
pledge its credit or to render it liable for any purpose or for any amount.

         8.3     STOCK CERTIFICATES; PARTLY PAID SHARES

         The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         8.4     SPECIAL DESIGNATION ON CERTIFICATES

         If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the





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
foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.5     LOST CERTIFICATES

         Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         8.6     CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

         8.7     DIVIDENDS

         The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the DGCL. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

         The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.





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
         8.8     FISCAL YEAR

         The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

         8.9     SEAL

         The corporation shall have power to have a corporate seal, which may be altered by the board of directors, and the corporation may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

         8.10    TRANSFER OF STOCK

         Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

         8.11    STOCK TRANSFER AGREEMENTS

         The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

         8.12    REGISTERED STOCKHOLDERS

         The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE IX

                                   AMENDMENTS

         The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its





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
certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.


                                   ARTICLE X

                                  DISSOLUTION

         If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

         At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the DGCL and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the DGCL. Upon such certificate's becoming effective in accordance with Section 103 of the DGCL, the corporation shall be dissolved.

         Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the DGCL. Upon such consent's becoming effective in accordance with
Section 103 of the DGCL, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof will be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.





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
                                   ARTICLE XI

                                   CUSTODIAN

         11.1    APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

         The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

         (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

         (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

         (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

         11.2    DUTIES OF CUSTODIAN

         The custodian shall have all the powers and title of a receiver appointed under Section 291 of the DGCL, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the DGCL.





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